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                                                                     EXHIBIT 23


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-33371), Registration Statement on Form S-8 (No. 33-14193), Registration Statement on Form S-8 (No. 33-59772), Registration Statement on Form S-8 (No. 33-64463) and Registration Statement on Form S-8 (No. 333-29717) of Clear Channel Communications, Inc. of our report dated November 3, 1997 relating to the financial statements of Paxson Radio (a division of Paxson Communications Corporation) which appears in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated December 22, 1997.



/s/ PRICE WATERHOUSE LLP
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Price Waterhouse LLP
Fort Lauderdale, Florida
December 19, 1997